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UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 11, 2005

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750, 440 - 2 Avenue S.W., Calgary, Alberta, Canada T2P 5E9
(Address of principal executive offices)	(Zip Code)

403.234.8885
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Big Sky Energy Corporation, through its wholly owned subsidiary, Big Sky Energy Kazakhstan Ltd., purchased the outstanding 10% interest in its subsidiary KoZhaN LLP for US$1.25 million as of August 8, 2005.

This purchase is subject to the relevant approvals of the Ministry of Energy and Mineral Resources (MEMR) of Kazakhstan, which are anticipated directly. Upon the receipt of such approvals, the US$ 1.25m payment will be paid to .Mr. Bolat Raimkanovich Mukashev; Mr. Garipolla  Sapayevich Kaschpov; Mr. Kadyr Karkabatovich Baikenov, Ms. Turgan Nurtayevna Asanova, and Mr. Ruslan Rakhimzhanovich Faskhutinov. (the “Sellers”)

A Sales Purchase agreement was executed by the Sellers and Big Sky Kazakhstan Ltd. on August 1st, 2005.

None of the Sellers are affiliates of Big Sky Energy Kazakhstan Ltd. or Big Sky Energy Corporation.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.34*

Sale Purchase Agreement dated 1 August, 2005 and executed on behalf of the Company,  between Big Sky Energy Kazakhstan Ltd. and  Mr. Bolat Raimkanovich Mukashev; Mr. Garipolla  Sapayevich Kaschpov; Mr. Kadyr Karkabatovich Baikenov, Ms. Turgan Nurtayevna Asanova, and Mr. Ruslan Rakhimzhanovich Faskhutinov

*  Copy of executed exhibits to be filed as addendum to Form 10-QSB Q2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:      August 10, 2005

BIG SKY ENERGY CORPORATION

By: /s/ Bruce H. Gaston

Name:  Bruce H. Gaston

Title:    Chief Financial Officer and Director